Exhibit 99.2

First Quarter 2014 Financial Results Conference Call May 8, 2014 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Sales ($ in millions) $329 $257 $342 $334 $103 Quarterly Net Sales Annual Net Sales $67 Acquisitions more than offset the organic sales decline compared with Q1 2013 $79 $80 Actual net sales may differ due to rounding.

Gross Margin Quarterly Sales and Gross Margin Annual Sales and Gross Margin Gross margin for the three and trailing twelve month periods ending March 31, 2014 were impacted by lower production levels in one of our European factories and the resulting under absorption of factory costs Sales ($ in millions) *Gross Profit and Gross Margin for Q2 2013, Q3 2013, Q4 2013, 2013 and Q1 2014 TTM were adjusted to exclude unusual items. Amounts shown pertain to continuing ops. See supplemental slides for Adjusted Gross Profit and Gross Margin reconciliation and other important disclaimers regarding adjusted Gross Profit and Gross Margin. Actual net sales may differ due to rounding.

Operating Margin Quarterly Sales & Operating Margin Annual Sales & Operating Margin Sales ($ in millions) * Annual Operating Income and Operating Margin for 2010, 2012 and 2013 and Q1 2014 TTM and quarterly Operating Income and Operating Margin for Q1 2013, Q2 2013, Q3 2013 and Q4 2013 were adjusted to exclude unusual items. All amounts shown pertain to continuing operations. See supplemental slides for Adjusted Operating Income and Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Income and Operating Margin. Actual net sales may differ due to rounding.

Quarterly Net Income Annual Net Income Net Income ($ in millions) * Annual Net Income for 2010, 2012 and 2013 and Q1 2014 TTM and quarterly Net Income for Q1 2013, Q2 2013, Q3 2013, Q4 2013 and Q1 2014 were adjusted to exclude unusual items. All amounts shown pertain to continuing operations. See supplemental slides for Adjusted Net Income reconciliation and other important disclaimers regarding Adjusted Net Income.

Emphasis on Productivity and Cash Managed Working Capital* as a Percent of Sales (Avg) Receivable Days Outstanding (Avg) Inventory Turns (Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits

Financial Strength and Flexibility Total Capitalization ($ in millions) * Reflects expansion capital investments in China and Switzerland of $17.2 million in 2011 and $3.3 million in 2012. ** Midpoint of guidance of $5 million to $6 million provided on May 8, 2014. Cash & Cash Equivalents Capital Expenditures $162.9 $168.5 $181.2 $230.2 $228.6 Total Capitalization YTD 2014 capex was $0.3 million Q1 2014 Q1 2013 Cash used in operating activities ($1.0) ($6.7) CapEx (0.3) (0.9) Operating free cash flow ($1.3) ($7.6)

Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $288 $372 $297 $288 Quarterly Orders $74 $71 $76 $67 Q1 2014 organic orders improved over prior-year and trailing quarters in all regions Q1 2014 orders include $9.5 million of orders from Forkardt (acquired May 2013) N. A.: $4.1 million of orders Europe: $5.0 million of orders Asia: $0.4 million of orders Actual orders may differ due to rounding.

($ in millions) Backlog Lead times vary by product line Grinding: six to nine months Milling and turning: two to six months Workholding parts and accessories: Standard - next day, Specials – four to eight weeks Growing Backlog in 2014 $123 $91

Emerging Economies Drive Demand

HARDINGE

Oxford Economics Machine Tool Forecast


Previous world peak surpassed in 2011
Machine Tool Consumption
(in US$ billions)
$120
$100
$80
$60
$40
$20
$0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
Americas
Europe
Asia
World

Drivers of Machine Tool Consumption:

- Replacing technologically obsolete older machines
- Shrinking supply of skilled machinists
- Growing middle class in emerging economies
- Advancing productivity for global competitiveness

Oxford Machine Tool Forecast 2013-2017 CAGR

World	~7%
Asia	~8%
Europe	~4%
Americas	~5%

TURNING MILLING GRINDING WORKHOLDING ROTARY CHUCKS

Source: Oxford Economics Spring 2014 Global Machine Tool Outlook Report

© Hardinge 2014 www.hardinge.com 11

Expecting slightly lower sales in 2014; potential of breaking out in 2015 U.S. pipeline is improving Customer feedback in Asia remains positive for strong growth in machine tool demand Europe plateaued, moderate recovery expected during 2014 Long-term outlook on machine tool industry remains positive Acquisitions have improved Hardinge sales and margin profile Strategy includes pursuing additional acquisitions to complement organic growth Drive sales, strengthen earnings power and create leverage Innovation: Engineering and development to maintain competitive edge Hardinge Inc. Performance Excellence – our Lean Six Sigma performance improvement initiative Overview and Outlook

NASDAQ: HDNG www.hardinge.com First Quarter 2014 Financial Results Conference Call May 8, 2014

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

Adjusted Gross Profit Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013, Q2 2013, Q3 2013, Q4 2013 and Q1 2014 TTM were adjusted to exclude unusual items as listed above Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q1 Q1 Q2 Q3 Q4 Q1 2010 2011 2012 2013 2014 TTM 2013 2013 2013 2013 2014 Sales $ 257.0 $ 341.6 $ 334.4 $ 329.5 $ 333.1 $ 67.2 $ 79.4 $ 79.8 $ 103.1 $ 70.9 Cost of sales 195.7 250.5 237.6 236.2 239.6 48.2 56.6 57.7 73.7 51.7 Gross profit 61.3 91.1 96.8 93.3 93.5 19.0 22.8 22.1 29.4 19.2 Inventory step-up charge - - - 1.9 1.9 - 0.7 0.4 0.8 - Adjusted gross profit $ 61.3 $ 91.1 $ 96.8 $ 95.2 $ 95.4 $ 19.0 $ 23.5 $ 22.5 $ 30.2 $ 19.2 Adjusted gross margin 23.9% 26.7% 29.0% 28.9% 28.6% 28.2% 29.6% 28.2% 29.3% 27.1%

Annual Adjusted Net Income and Operating Income ($ in millions) Net Income, Operating Income and Operating Margin in 2010, 2012, 2013 and Q1 2014 TTM were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income (loss) and adjusted Operating Income (loss), which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. 2010 2011 2012 2013 Q1 2014 TTM Net (loss) income ($5.2) $12.0 $17.9 $9.9 $9.4 Impairment charge - - - 6.2 6.2 Gain on sale & acquisition (1.7) - - - - Income from discontinued operations and gain on disposal of discontinued operations, net of tax - - - (5.5) (5.8) Inventory step-up charge - - - 1.9 1.9 Acquisition transaction expense - - 0.2 2.2 1.5 Other adjustment 3.5 - (2.7) 0.2 0.2 Net (loss) income / adjusted net (loss) income (3.4) 12.0 15.4 14.9 13.5 Plus: Interest expense, net 0.3 0.2 0.7 1.0 1.1 Adjusted income tax expense 2.2 4.4 4.3 1.4 1.3 Adjusted operating (loss) income ($0.9) $16.6 $20.4 $17.3 $15.9 Sales $257.0 $341.6 $334.4 $329.5 $333.1 Adjusted operating margin (0.4)% 4.9% 6.1% 5.3% 4.8%

Quarterly Adjusted Net Income and Operating Income ($ in thousands) Quarterly Net Income, Operating Income and Operating Margin were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income (loss) and adjusted Operating Income (loss), which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Net income (loss) 40 $ 2,265 $ 1,479 $ 6,143 $ (453) $ Inventory step-up charge - 708 422 785 - Acquisition transaction expense 645 970 281 258 - Income from discontinued operations and gain on disposal of discontinued operations, net of tax - (209) (276) (5,047) (218) Impairment charge - - - 6,239 - Other adjustment - - 186 - - Adjusted net income (loss) 685 3,734 2,092 8,378 (671) Plus: Interest expense, net 190 297 311 267 223 Adjusted income tax expense 222 316 875 (51) 157 Adjusted operating income (loss) 1,097 4,347 3,278 8,594 (291) Sales 67,219 $ 79,354 $ 79,784 $ 103,102 $ 70,850 $ Adjusted operating margin 1.6% 5.5% 4.1% 8.3% (0.4)%

Quarterly Financial Appendix

HARDINGE

($ in thousands, except for per share data)

	Quarter Ended							
	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014
Sales	$ 86,320	$ 82,883	$ 90,560	$ 67,219	$ 79,354	$ 79,784	$ 103,102	$ 70,850
Cost of sales	62,348	58,889	62,878	48,246	56,588	57,742	73,644	51,630
Gross profit	23,972	23,994	27,682	18,973	22,766	22,042	29,458	19,220
Gross profit margin	*27.8%*	*28.9%*	*30.6%*	*28.2%*	*28.7%*	*27.6%*	*28.6%*	*27.1%*
Selling, general and administrative expenses	19,047	18,569	20,981	18,245	19,963	19,572	21,753	19,120
Impairment charge	-	-	-	-	-	-	6,239	-
Other expense (income), net	87	114	156	276	140	(99)	154	391
Income (loss) from operations	4,838	5,311	6,545	452	2,663	2,569	1,312	(291)
Operating margin	*5.6%*	*6.4%*	*7.2%*	*0.7%*	*3.4%*	*3.2%*	*1.3%*	*(0.4)%*
Interest expense	269	246	204	205	311	325	287	243
Interest income	(27)	(44)	(23)	(15)	(14)	(15)	(20)	(20)
Income (loss) from continuing operations before taxes	4,596	5,109	6,364	262	2,366	2,259	1,045	(514)
Income tax expense (benefit)	956	1,089	(1,388)	222	310	1,056	(51)	157
Income (loss) from continuing operations	3,640	4,020	7,752	40	2,056	1,203	1,096	(671)
Income from discontinued operations, net of tax	-	-	-	-	209	276	157	-
Gain from disposal of discontinued operations, net of tax	-	-	-	-	-	-	4,890	218
Net income (loss)	$ 3,640	$ 4,020	$ 7,752	$ 40	$ 2,265	$ 1,479	$ 6,143	$ (453)
Basic earnings per share:								
Continuing operations	$ 0.31	$ 0.35	$ 0.67	$ -	$ 0.17	$ 0.10	$ 0.09	$ (0.05)
Discontinued operations	-	-	-	-	0.02	0.03	0.01	-
Disposal of discontinued operations	-	-	-	-	-	-	0.40	0.01
Earnings (loss) per share	$ 0.31	$ 0.35	$ 0.67	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)
Diluted earnings per share:								
Continuing operations	$ 0.31	$ 0.34	$ 0.66	$ -	$ 0.17	$ 0.10	$ 0.09	$ (0.05)
Discontinued operations	-	-	-	-	0.02	0.03	0.01	-
Disposal of discontinued operations	-	-	-	-	-	-	0.40	0.01
Earnings (loss) per share	$ 0.31	$ 0.34	$ 0.66	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11,562	11,567	11,574	11,660	11,663	11,721	12,160	12,499
Weighted avg. shares outstanding: Diluted	11,600	11,606	11,619	11,743	11,754	11,813	12,253	12,499

TURNING MILLING GRINDING WORKHOLDING ROTARY CHUCKS

© Hardinge 2014 www.hardinge.com 18